SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2010

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

(Registrant’s telephone number, including area code)

213-613-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Thomas Properties Group, Inc. (the “Company”) announced today that it has entered into an amendment to its operating agreement for TPG/CalSTRS, LLC, the Company’s joint venture with the California State Teachers’ Retirement System (CalSTRS), providing a commitment of an additional $100 million from CalSTRS, bringing CalSTRS’ total capital commitment to the joint venture to $387.5 million.

The agreement, which was entered into effective as of May 6, 2010 and signed by all parties on May 14, 2010, states that the funds from the additional CalSTRS capital commitment together with an additional capital commitment from the Company of $33.3 million may be used to implement capital improvements, tenant improvements, debt repayments or debt purchases for properties owned by TPG/CalSTRS, LLC, as well as for new investments by the joint venture.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Description

10.49 —	Seventh Amendment to the Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing Chief Financial Officer

May 19, 2010